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                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549


                                 FORM 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                      Date of report: March 18, 1999
                     (Date of earliest event reported)


                      OLD KENT FINANCIAL CORPORATION
                       (Exact Name of Registrant as
                         Specified in its Charter)


             MICHIGAN              0-14591            38-1986608
          (State or Other        (Commission        (IRS Employer
          Jurisdiction of         File Number)     Identification No.)
          Incorporation)

               111 LYON STREET, N.W.
              GRAND RAPIDS, MICHIGAN                    49503
     (Address of Principal Executive Offices)          (Zip Code)

                      Registrant's telephone number,
                   including area code:  (616) 771-5000





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Item 5.   OTHER EVENTS.

          On March 18, 1999, Old Kent Financial Corporation, a Michigan corporation ("Old Kent"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Pinnacle Banc Group, Inc., an Illinois corporation ("Pinnacle"), pursuant to which Pinnacle will merge with and into Old Kent (the "Merger"). As a result of the Merger, each outstanding share of Pinnacle's common stock, par value $3.12 per share ("Pinnacle Common Stock"), will be converted into the right to receive 0.717 shares of common stock of Old Kent, par value $1 per share. The Merger is conditioned upon, among other things, approval by holders of a majority of Pinnacle Common Stock and the receipt of certain regulatory and governmental approvals.
It is intended that the Merger will be treated as a pooling-of-interests for accounting and financial reporting purposes. The Merger Agreement is attached as Exhibit 2.1 and its terms are incorporated herein by reference.

          Concurrently with their execution and delivery of the Merger Agreement, Old Kent and Pinnacle entered into a stock option agreement (the "Stock Option Agreement") pursuant to which Pinnacle granted Old Kent the right, upon the terms and subject to the conditions set forth in the Stock Option Agreement, to purchase up to 1,479,128 shares (or 19.99%) of Pinnacle Common Stock at a price of $27.1875 per share, subject to certain adjustments. The Stock Option Agreement is attached as Exhibit 2.2 and its terms are incorporated herein by reference.

          A copy of a Press Release, dated March 19, 1999, issued by Old Kent and Pinnacle relating to the Merger is attached as Exhibit 99.1 and is incorporated herein by reference.


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND
          EXHIBITS.

          (c)  Exhibits:

          2.1 Agreement and Plan of Merger, dated as of March 18, 1999, by and between Old Kent Financial Corporation and Pinnacle
               Banc Group, Inc.

          2.2 Stock Option Agreement, dated as of March 18, 1999, by and between Old Kent Financial Corporation and Pinnacle Banc Group, Inc.

          99.1 Old Kent Press Release dated March 19, 1999.





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                                 SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: March 22, 1999         OLD KENT FINANCIAL CORPORATION
                              (Registrant)


                              By: /S/ MARY E. TUUK

                                  Its: SENIOR VICE PRESIDENT AND SECRETARY



































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